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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                        Date of Report: February 21, 2002


                             SUMMIT SECURITIES, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

             Idaho                    1-16177                82-0438135
-------------------------------   ----------------  ----------------------------
(State or other jurisdiction of   (Commission File  (IRS Employer Identification
         incorporation)                Number)                 Number)

                  601 W. 1st Avenue, Spokane, Washington 99201
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               (Address of Principal Executive Offices) (Zip Code)

       Registrant's telephone number, including area code: (509) 838-3111

                                      None
          ------------------------------------------------------------
          (Former name or former address, if change since last report)



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ITEM 5.  OTHER EVENTS.

         On February 21, 2002, the Registrant's board of directors reduced the previously authorized additional annual distribution rate on the Registrant's Variable Rate Cumulative Preferred Stock, Series S-3 (the "Series S-3 Preferred Stock") from 2.00% to 1.75%. Therefore, effective for the record date of March 5, 2002, for the dividend period beginning February 1, 2002, the dividend rate on the Series S-3 Preferred Stock will be calculated as follows:

         The annualized dividend rate, as adjusted each month, will be equal to the sum of (1) the highest of the three-month U.S. Treasury Bill rate, the ten-year constant maturity rate or the twenty year constant maturity rate, each as stated in the Statement of Rights Designations and Preferences of the Series S-3 Preferred Stock, plus (2) 0.50%, plus
         (3) the additional amount authorized by the board of directors, 1.75%. This additional amount may be eliminated or reduced at any time by the board of directors. The annual dividend rate, after applying any additional rates authorized by the board of directors, will never be less than 6% nor more than 14%.

         On April 8, 2002, the Registrant's board of directors declared a stock split for the Series S-3 Preferred Stock. On May 5, 2002, each outstanding share of Series S-3 Preferred Stock will be converted into four shares of Series S-3 Preferred Stock. Accordingly, the par value of each such share will be adjusted from $10.00 per share to $2.50 per share and the liquidation preference and dividend calculation amount of each such share will be adjusted from $100.00 per share to $25.00 per share to reflect the split.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           SUMMIT SECURITIES, INC.

Date: April 22, 2002                       By: /s/ Greg Strate
                                              ----------------------------------
                                              Greg Strate,
                                              Vice President/Secretary/Treasurer